Exhibit 10.3

OPERATION AND MANAGEMENT SERVICES AGREEMENT

OPERATION AND MANAGEMENT SERVICES AGREEMENT (“Agreement”) dated as of                 , 2012, by and between EQT Gathering, LLC, a Delaware limited liability company (the “Operator”), and Equitrans, L.P., a Delaware limited partnership (the “Company”).  The Company and the Operator may be referred to herein individually as “Party” or collectively as “Parties.”

RECITALS

WHEREAS, the Company owns or leases the Facilities defined and described below consisting of a natural gas pipeline, compressors, storage and other related facilities;

WHEREAS, the Operator owns, operates and maintains natural gas pipelines and compression facilities;

WHEREAS, in connection with the initial public offering of EQT Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), the ownership interests in the Company shall be contributed to the Partnership;

WHEREAS, as of the effective date of such equity contribution to the Partnership (the “Effective Date”), the Partnership and EQT Midstream Services, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), will enter into an Omnibus Agreement with an affiliate of the Operator (the “Omnibus Agreement”), which agreement will provide, among other things, for the provision of certain corporate, general and administrative services to the Partnership and the Company;

WHEREAS, the Company desires that the Operator perform the Services as defined and described below with respect to the Facilities; and

WHEREAS, the Company and the Operator desire to set forth their respective rights and responsibilities with respect to the operation, maintenance and management of the Facilities, the provision of the Services, and other matters addressed herein;

NOW THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE 1
DESCRIPTION OF FACILITIES

1.1           Facilities Description.  “Facilities” means all facilities, pipelines, machinery, measurement equipment and other equipment, accessions and improvements in respect of the foregoing, owned or leased by the Company.  In addition, if the Company acquires or constructs assets after the Effective Date, the assets directly connected to and constructed to support the operation of the Facilities shall automatically become a part of the Facilities and shall be managed and operated by the Operator under this Agreement. With respect to all other assets acquired or constructed by the Company after the Effective Date, the Parties shall enter into good faith negotiations to determine whether the assets shall be managed and operated by the Operator under this Agreement.

ARTICLE 2
PERFORMANCE OF SERVICES

2.1           Operator Duties and Authority.  The Operator shall manage, subject to the terms of this Agreement and to the Company’s general directions, the operation, maintenance, repair, design, alteration and replacement of the Facilities and of the business processes associated with the Facilities as more particularly described below.

2.2           Services Provided by Operator.  The Operator shall provide, or cause to be provided (through contractors, subcontractors or affiliates), the following services relative to the Facilities (the “Services”).

(a)           The Operator shall conduct, or cause to be conducted, all operations with respect to the Facilities, and shall procure and furnish, or cause to be procured or furnished, all materials, equipment, services, supplies, and labor necessary for the operation and maintenance of the Facilities, engineering support for these activities, and related warehousing and security, including the following:

(1)                                  Maintain and operate flow and pressure control, monitoring, and over-pressure protection;

(2)                                  Maintain, repair, recondition, overhaul, and replace equipment, as needed, to keep the Facilities in good working order;

(3)                                  Operate the Facilities in a manner consistent with the standard of conduct set forth in Section 2.6; and

(4)                                  Conduct all other routine day-to-day operations of the Facilities.

(b)           The Operator shall provide, manage and conduct, or cause to be provided, managed and conducted, the business operations associated with the Facilities, including without limitation, the following:

(1)                                  Transportation and logistics, including commercial operations;

(2)                                  Commercial transportation marketing;

(3)                                  Contract administration;

(4)                                  Gas control;

(5)                                  Gas measurement;

(6)                                  GIS mapping;

(7)                                  Database mapping, reporting and maintenance;

(8)                                  Rights of way;

(9)                                  Materials management;

(10)                            Engineering support (including facility design and optimization); and

(11)                            Such other general services related to the Facilities as the Parties may mutually agree from time to time.

(c)           The Operator shall coordinate and direct, or cause to be coordinated and directed, the activities of persons (including contractors, subcontractors, consultants, professionals, service and other organizations) required by the Operator to perform its duties and responsibilities hereunder. Such persons may include the employees of the Operator, the Company or their respective affiliates, or the employees of one or more third persons.

2.3           Records.  The Operator will maintain operations, maintenance, and inspection records, accounting records (kept in accordance with generally accepted accounting principles) and source documentation substantiating the Services provided under this Agreement, in compliance with the Subject Laws (as defined in Section 2.6(b) below) and the Operator’s policies and procedures. The Operator shall develop and maintain such records as are required by laws, regulations, codes, permits, or governmental agencies.

2.4           Outside Agency Requests and Other Notices.  Should either Party receive notice of a U.S. Department of Transportation (“DOT”) or any other governmental agency inspection or request for written comments concerning the Facilities, the Party receiving the notice will notify the other Party and permit the other Party’s representative to be present at all scheduled inspections and to review all correspondence to or from DOT or other governmental agency and to coordinate any necessary response.  Each Party shall as soon as reasonably possible notify the other Party of the occurrence of any incident, accident, action, loss, or existence of any unsafe or other condition which involves or could involve personal injury or property damage or loss relating to the Facilities or Services.  If notice is first given orally under this Section, the notifying Party shall provide written notice to the other Party as soon as reasonably possible.

2.5           Environmental Compliance.  All operations conducted hereunder shall be in compliance with all environmental laws, rules and regulations of the United States of America and the states where the Facilities are situated.

2.6           Standard of Conduct of the Operator.

(a)           General Standard. The Operator shall (1) perform the Services and carry out its responsibilities hereunder, and shall require all contractors, subcontractors and materialmen furnishing labor, material or services for the operation of the Facilities to carry out their responsibilities in accordance with workmanlike practices common in the natural gas pipeline industry, and (2) exercise the same level of care the Operator exercises in the management of its own business and affairs.

(b)           Compliance with Procedures and Laws.  The Operator shall perform the Services under this Agreement in compliance with all laws, permits, rules, codes, ordinances,

requirements and regulations of all federal, state or local agencies, court and/or other governmental bodies, including without limitation the Natural Gas Act, the Pipeline Safety Act of 1968, both as amended, and the regulations and orders of the Federal Energy Regulatory Commission (“FERC”) and the DOT, which are applicable to (1) the Operator’s business (2) any of the Facilities, and/or (3) the performance of Services or any other obligation of the Operator hereunder (collectively, the “Subject Laws”). The Operator shall also perform its Services for the Company in a manner consistent with the Company’s gas transportation services agreements and the Company’s FERC Gas Tariff.

ARTICLE 3
RELATIONSHIP OF PARTIES

3.1           Independent Contractor.  The Operator is an independent contractor and shall perform the Services hereunder as an independent contractor. Nothing hereunder shall be construed as creating any other relationship between the Company and the Operator, including but not limited to a partnership, agency or fiduciary relationship, joint venture, limited liability company, association, or any other enterprise. Neither Party nor any of its employees shall be deemed to be an employee of the other Party. The Company’s interest is only in the performance of the Services by the Operator in accordance with this Agreement.

3.2           Company’s Right to Observe.  The Company shall at all times have the right to observe and consult with the Operator in connection with the Operator’s performance of its obligations under this Agreement. Further, the Operator and the Company shall have the right to witness all audits or environmental assessments of the other to be performed on or in connection with the Facilities.  The Company shall comply with all reasonable requirements of the Operator prior to such observation or witnessing, including but not limited to safety requirements.

ARTICLE 4
REIMBURSEMENT AND BILLING PROCEDURES

4.1           Reimbursement.  The Company shall reimburse the Operator for the Services it provides pursuant to this Agreement in accordance with the reimbursement for services provisions of the Omnibus Agreement.

4.2           Billing Procedures.  The Operator shall invoice the Company for the Services in accordance with the billing procedures provisions of the Omnibus Agreement.

ARTICLE 5
TERMINATION

5.1           Termination.  This Agreement will terminate automatically upon the termination of the Omnibus Agreement.  Upon termination of this Agreement, all rights and obligations of the Parties under this Agreement shall terminate, provided, however, that such termination shall not affect or excuse the performance of any party under the provisions of Article 6 which provisions shall survive the termination of this Agreement indefinitely.

ARTICLE 6
INDEMNITY

6.1           Indemnification Scope.  IT IS IN THE BEST INTERESTS OF THE PARTIES THAT CERTAIN RISKS RELATING TO THE MATTERS GOVERNED BY THIS AGREEMENT SHOULD BE IDENTIFIED AND ALLOCATED AS BETWEEN THEM. IT IS THEREFORE THE INTENT AND PURPOSE OF THIS AGREEMENT TO PROVIDE FOR THE INDEMNITIES SET FORTH HEREIN TO THE MAXIMUM EXTENT ALLOWED BY LAW. ALL PROVISIONS OF THIS ARTICLE SHALL BE DEEMED CONSPICUOUS WHETHER OR NOT CAPITALIZED OR OTHERWISE EMPHASIZED.

6.2           Indemnified Persons.  Wherever “Company” or “Operator” appears as an Indemnitee in this Article, the term shall include that entity, its parents, subsidiaries, affiliates, partners, members, contractors and subcontractors at any tier, and the respective agents, officers, directors, employees, and representatives of the foregoing entities involved in actions or duties to act on behalf of the indemnified party.  These groups will be the “Company Indemnitees” or the “Operator Indemnitees” as applicable, provided however, that the Company Indemnitees shall not include the Operator and the Operator Indemnitees shall not include the Company, the General Partner or the Partnership. “Third parties” shall not include any Company Indemnitees or Operator Indemnitees.

6.3           Indemnifications.

(a)           THE COMPANY SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE OPERATOR INDEMNITEES FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS, LIABILITIES, LOSSES, DAMAGES, FINES, PENALTIES, JUDGMENTS, EXPENSES AND COSTS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE (EACH, A “LIABILITY”) (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE FACILITIES, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON, AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO THE COMPANY’S OR OPERATOR’S PERFORMANCE OF THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH LIABILITY IS CAUSED BY THE WILLFUL MISCONDUCT OF OPERATOR INDEMNITEES.

(b)           THE OPERATOR SHALL RELEASE, DEFEND, INDEMNIFY, AND HOLD HARMLESS THE COMPANY INDEMNITEES FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DEMANDS, LIABILITIES, LOSSES, DAMAGES, FINES, PENALTIES, JUDGMENTS, EXPENSES AND COSTS, INCLUDING REASONABLE ATTORNEYS’ FEES AND COSTS OF INVESTIGATION AND DEFENSE (EACH, A “LIABILITY”) (INCLUDING, WITHOUT LIMITATION, ANY LIABILITY FOR (1) DAMAGE, LOSS OR DESTRUCTION OF THE FACILITIES, (2) BODILY INJURY, ILLNESS OR DEATH OF ANY PERSON AND (3) LOSS OF OR DAMAGE TO EQUIPMENT OR PROPERTY OF ANY PERSON) ARISING FROM OR RELATING TO OPERATOR’S PERFORMANCE UNDER THIS AGREEMENT TO THE EXTENT SUCH

LIABILITY IS CAUSED BY THE WILLFUL MISCONDUCT OF THE OPERATOR INDEMNITEES.

6.4           Damages Limitations.  Any and all damages recovered by either Party pursuant to this Article 6 or pursuant to any other provision of or actions or omissions under this Agreement shall be limited to actual damages. CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION BUSINESS INTERRUPTIONS AND LOST PROFITS) AND EXEMPLARY AND PUNITIVE DAMAGES SHALL NOT BE RECOVERABLE UNDER ANY CIRCUMSTANCES EXCEPT TO THE EXTENT THOSE DAMAGES ARE INCLUDED IN THIRD PARTY CLAIMS FOR WHICH A PARTY HAS AGREED HEREIN TO INDEMNIFY THE OTHER PARTY. EACH PARTY ACKNOWLEDGES IT IS AWARE THAT IT HAS POTENTIALLY VARIABLE LEGAL RIGHTS UNDER COMMON LAW AND BY STATUTE TO RECOVER CONSEQUENTIAL, EXEMPLARY, AND PUNITIVE DAMAGES UNDER CERTAIN CIRCUMSTANCES, AND EACH PARTY NEVERTHELESS WAIVES, RELEASES, RELINQUISHES, AND SURRENDERS RIGHTS TO CONSEQUENTIAL PUNITIVE AND EXEMPLARY DAMAGES TO THE FULLEST EXTENT PERMITTED BY LAW WITH FULL KNOWLEDGE AND AWARENESS OF THE CONSEQUENCES OF THE WAIVER REGARDLESS OF THE NEGLIGENCE OR FAULT OF EITHER PARTY.

6.5           Defense of Claims.  The indemnifying Party shall defend, at its sole expense, any claim, demand, loss, liability, damage, or other cause of action within the scope of the indemnifying Party’s indemnification obligations under this Agreement, provided that the indemnified Party notifies the indemnifying Party promptly in writing of any claim, loss, liability, damage, or cause of action against the indemnified Party and gives the indemnifying Party authority, information, and assistance at the reasonable expense of the indemnified Party in defense of the matter. The indemnified Party may be represented by its own counsel (at the indemnified Party’s sole expense) and may participate in any proceeding relating to a claim, loss, liability, damage, or cause of action in which the indemnified Party or both Parties are defendants, provided however, the indemnifying Party shall, at all times, control the defense and any appeal or settlement of any matter for which it has indemnification obligations under this Agreement so long as any such settlement includes an unconditional release of the indemnified Party from all liability arising out of such claim, demand, loss, liability, damage, or other cause of action and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of the indemnified Party.  Should the Parties both be named as defendants in any third-party claim or cause of action arising out of or relating to the Facilities or Services, the Parties will cooperate with each other in the joint defense of their common interests to the extent permitted by law, and will enter into an agreement for joint defense of the action if the Parties mutually agree that the execution of the same would be beneficial.

ARTICLE 7
NOTICES

Either Party may give notices to the other Party by first class mail postage prepaid, by overnight delivery service, or by facsimile with receipt confirmed at the following addresses or other addresses furnished by a Party by written notice. Any telephone numbers below are solely for information and are not for Agreement notices.

If to the Company to:

Equitrans, L.P.
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: Andy Murphy
Fax: (412) 395-3358

with a copy to:
EQT Midstream Partners, LP
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: General Counsel
Fax: (412) 553-5970
If to the Operator to:

EQT Gathering, LLC
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: David Bradley
Fax: (412) 553-7781

with a copy to:
EQT Corporation
625 Liberty Avenue
Suite 1700
Pittsburgh, PA 15222-3111
Attn: General Counsel
Fax: (412) 553-5970

ARTICLE 8
GENERAL

8.1           Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein. Neither Party may assign or otherwise transfer either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, which approval shall not be unreasonably withheld, conditioned or delayed.

8.2           Governing Law.  THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPALS.  Jurisdiction and venue shall be in the Court of Common Pleas of

Allegheny County, Pennsylvania, or the United States District Court for the Western District of Pennsylvania.

8.3           Non-waiver of Future Default.  No waiver of any Party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character.

8.4           Audit and Maintenance of Records; Reporting.  Notwithstanding the payment by the Company of any charges, the Company shall have the right to review and contest the charges. For a period of two years from the end of any calendar year, the Company shall have the right, upon reasonable notice and at reasonable times, to inspect and audit all the records, books, reports, data and processes related to the Services performed by the Operator to ensure the Operator’s compliance with the terms of this Agreement.  If the information is confidential, the parties shall execute a mutually acceptable confidentiality agreement prior to such inspection or audit.

8.5           Entire Agreement; Amendments and Schedules.  This Agreement, together with the Omnibus Agreement, constitutes the entire agreement concerning the subject matter between the Parties and shall be amended or waived only by an instrument in writing executed by both Parties. Any schedule, annex, or exhibit referenced in the text of this Agreement and attached hereto is by this reference made a part hereof for all purposes.

8.6           Force Majeure.

(a)           If either Party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this Agreement, other than to make payments due, the obligations of that Party, so far as they are affected by force majeure, will be suspended during the continuance of any inability so caused, but for no longer period. The Party whose performance is affected by force majeure will provide notice to the other Party, which notice may initially be oral, followed by a written notification, and will use commercially reasonable efforts to resolve the event of force majeure to the extent reasonably possible.

(b)           “Force majeure” means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, storms, floods, washouts, arrests and restraints of governments and people, civil disturbances, terrorist acts, fires, coal mining, oil and gas operations, timbering operations, explosions, breakage or accidents to machinery or lines of pipe; freezing of wells on lines of pipe; partial or entire failure of wells or sources of supply of gas; inability to obtain, or unavoidable delays in obtaining, at reasonable cost (unless prepaid by the Company) servitudes, right of way grants, permits, governmental approvals or licenses, materials, equipment or supplies for constructing or maintaining facilities; and similar events or circumstances, not within the reasonable control of the Party claiming suspension and which by the exercise of reasonable diligence the Party is unable to prevent or overcome.

(c)           The settlement of strikes or lockouts will be entirely within the discretion of the Party having the difficulty, and settlement of strikes, lockouts, or other labor disturbances when that course is considered inadvisable is not required.

8.7           Counterpart Execution.  This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

8.8           Third Parties.  This Agreement is not intended to confer upon any person not a Party any rights or remedies hereunder, and no person other than the Parties is entitled to rely on or enforce any representation, warranty or covenant contained herein.

The Parties have caused this Agreement to be signed by their duly authorized representatives effective as of the date first written above.

Operator:

EQT GATHERING, LLC

By:

Name:

Title:

Company:

EQUITRANS, L.P.

By:

Name:

Title:

Signature Page – Operation and Management Services Agreement